UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 13, 2004

Paradyne Networks, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26485	75-2658219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8545 126th Avenue North

Largo, Florida 33773

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (727) 530-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

On February 13, 2004, Paradyne Networks, Inc. (the “Company”) announced the sale by funds affiliated with the Texas Pacific Group (“TPG”) of approximately 11 million shares of the Company’s common stock, representing all of TPG’s ownership in the Company. Additional information with regard to the foregoing is contained in the press release attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press Release dated February 13, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2004

Paradyne Networks, Inc.

/s/ Patrick M. Murphy
Patrick M. Murphy
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 13, 2004

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